The Prudential Investment Portfolios, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


        								November 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              Re: The Prudential Investment Portfolios,
Inc. (the Company)
                               File No. 811-07343


Ladies and Gentlemen:

        Enclosed please find the following items: (1) the Annual Report on Form N-SAR for The Prudential Investment Portfolios, Inc. for the fiscal year ended September 30, 2002, (2) certifications of the Company?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                     Very truly yours,



                                                     /s/ Maria G. Master
                                                     Maria G. Master
                                                     Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of November 2002.







The Prudential Investment Portfolios, Inc.





Witness:/s/ Maria G. Master					By:/s/ Grace C.
Torres
           Maria G. Master	  	      			     Grace C.
Torres
           Secretary
Treasurer





























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